EXHIBIT 99.1

              TELESTONE TECHNOLOGIES REPORTS SECOND QUARTER RESULTS

NEW YORK, NOVEMBER 14, 2005 - Telestone Technologies Corporation (AMEX: TST) today announced that, for the third quarter ended September 30, 2005, it achieved revenues of $3.9 million, a 24.1% decrease from revenues of $5.2 million for the same period in 2004. Telestone's net income for the 2005 third quarter was $629,000 or $0.07 per fully diluted share, compared to net income of $1.6 million, or $0.20 per fully diluted share for the corresponding period in 2004.

For the first nine months of 2005, Telestone achieved revenues of $11.9 million, a 6.5% decrease from revenues of $12.7 million for the first nine months of 2004. Telestone's net income for the first nine months of 2005 was $2.3 million, or $0.26 per fully diluted share, compared to net income of $6.3 million, or $0.79 per fully diluted share for the first nine months of 2004.

Nine-month 2004 net income included an extraordinary gain of $2.8 million. Exclusive of this item, Telestone's net income for the nine months ended September 30, 2004 was $3.5 million or $0.44 per fully diluted share.

Current assets at September 30, 2005 were $25.4 million with no long term debt, and inclusive of $1.7 million in cash and short term investments.

Telestone's lower revenue in the third quarter of 2005 was primarily due to several factors including: a reduced revenue contribution from China Unicom; and the implementation of a more controlled customer quality program. During the quarter, China Unicom's capital expenditure deployment plans were hampered by uncertainty relating to news of a possible reorganization at the carrier. As a result, China Unicom reduced its wireless deployment expenditures during the quarter which, in turn, impacted Telestone's third quarter 2005 revenues. Additionally, Telestone exacted greater control over sales to provincial branches at certain carriers, given existing receivables risk, which also influenced the Company's third quarter revenues.

The reduction in Telestone's quarterly earnings was primarily due to: a 13.6% increase in sales and marketing expenses; a 135.5% increase in general and administrative expenses; and an 89% increase in research and development costs. Sales and marketing expenses grew during the quarter as the Company incurred expenses relating to penetrating new markets and opening new offices. Seven domestic offices and branches have been opened since the second quarter of 2004 and the Company has entered several new markets - including Vietnam, India and Indonesia - since the end of 2004. General and administrative expenses grew during the quarter due to an allowance of $289,000 for doubtful accounts and $198,000 in legal and professional fees relating to Telestone's listing on AMEX in May of 2005. Through the first nine months of 2005, the Company has taken an allowance of $707,000 for doubtful accounts. Telestone has never experienced a write-off and recently adopted a more conservative approach in regards to managing its receivables. Research and development costs increased due to the development of 3G-related technologies and applications.

As of September 30, 2005, Telestone's accounts receivable totaled $25.4 million compared to $23.2 million as of June 30, 2005 and $21.0 million as of March 31, 2005. Telestone has never experienced a write-off despite the length of its average receivables. However, the Company has taken measures designed to lower the turnover period of its accounts receivable balances including, but not limited to, offering special discounts to certain debtors with prolonged balances and implementing a strict customer quality control system. In addition, Telestone is exploring the possibility of obtaining third-party financing and other capital market alternatives.

Looking forward, revenue growth is expected to come from a number of areas including continued expansion into underdeveloped provinces within the PRC, an increase in business from existing customers in preparation for the awarding of 3G licenses in the PRC, additional PHS contracts and further expansion into other nations in Southeast Asia. The Company will also continue to explore opportunities in new markets in Western Asia, the Middle East and Eastern Europe.

Telestone Technologies Corporation is a leading provider of wireless technology coverage solutions and equipment to major telecommunications companies in the Peoples Republic of China. The company's solutions and equipment are applied in a variety of indoor and outdoor environments including hotels, residential estates, office buildings, airports, exhibition centers, underground stations, highways and tunnels. For additional information, please go to www.telestonecorp.com.

                                   xxxxxxxxxx

SAFE HARBOR Information in this news release may contain statements about future expectations, plans, prospects or performance of Telestone Technologies Corporation ("Telestone") that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be", "expects", "may affect", "believed", "estimate", "project", and similar words and phrases are intended to identify such forward-looking statements. Telestone cautions you that any forward-looking information provided by or on behalf of Telestone is not a guarantee of future performance. Telestone's actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Telestone's control, in addition to those discussed in Telestone's press releases, public filings, and statements by Telestone's management, including, but not limited to, Telestone's estimate of the sufficiency of its existing capital resources, Telestone's ability to raise additional capital to fund future operations, Telestone's ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities and, in identifying contracts which match Telestone's capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. Telestone does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.


INVESTOR CONTACT:
Augustine Okwu Jr, ICR
203-682-8244
aokwu@icrinc.com

TELESTONE TECHNOLOGIES CORPORATION
STATEMENT OF OPERATIONS
------------------------------------------------------------------------------

                                          (UNAUDITED)          (UNAUDITED)
                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                         SEPTEMBER 30,        SEPTEMBER 30,
                                      -------------------- --------------------
                                        2005       2004        2005      2004
                                      US$'000    US$'000    US$'000   US$'000
OPERATING REVENUES
    Net sales of equipment               3,131      4,584     8,766    11,113
    Service income                         819        624     3,121     1,606
                                      ---------  --------- ---------- ---------

                                         3,950      5,208    11,887    12,719
                                      ---------  --------- ---------- ---------
OPERATING EXPENSES
  Equipment and services                 1,751      2,491     5,643     5,938
  Sales and marketing                      844        743     2,064     1,456
  General and administrative               518        220     1,434       669
  Research and development                 155         82       309       162
  Depreciation and amortization             54         42       150        94
                                      ---------  --------- ---------- ---------

  Total operating expenses               3,322      3,578     9,600     8,319
                                      ---------  --------- ---------- ---------

OPERATING INCOME                           628      1,630     2,287     4,400
Interest expense                            (3)      (25)       (25)      (42)
Other income, net                            4          5        10         5
                                      ---------  --------- ---------- ---------

INCOME BEFORE INCOME TAXES, MINORITY
  INTEREST AND EXTRAORDINARY ITEM          629      1,610     2,272     4,363
Income taxes                                 -          -         -       433
                                      ---------  --------- ---------- ---------

INCOME BEFORE MINORITY INTEREST AND
  EXTRAORDINARY ITEM                       629      1,610     2,272     3,930
Minority interest                            -          -         -      (368)
                                      ---------  --------- ---------- ---------

INCOME BEFORE EXTRAORDINARY ITEM           629      1,610     2,272     3,562
Extraordinary gain                           -          -         -     2,773
                                      ---------  --------- ---------- ---------

NET INCOME                                 629      1,610     2,272     6,335
                                      =========  ========= ========== =========

EARNINGS PER SHARE:

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING
Basic                                 8,574,280  8,000,106 8,472,253  8,000,106
Dilutive effect of warrants            137,005          -   172,116         -
                                      ---------  --------- ---------- ---------

Diluted                               8,711,285  8,000,106 8,644,369  8,000,106
                                      =========  ========= ========== =========

NET INCOME PER SHARE OF COMMON STOCK

BASIC:
  Income before extraordinary gain        0.07       0.20      0.27        0.45
                                      =========  ========= ========== =========
  Net income                              0.07       0.20      0.27        0.79
                                      =========  ========= ========== =========

DILUTED:
    Income before extraordinary gain      0.07       0.20      0.26        0.45
                                      =========  ========= ========== ==========
  Net  income                             0.07       0.20      0.26        0.79
                                      =========  ========= ========== ==========

The accompanying notes are an integral part of these condensed consolidated financial statements.

------------------------------------------------------------------------------
TELESTONE TECHNOLOGIES CORPORATION
BALANCE SHEET
------------------------------------------------------------------------------

                                                  (UNAUDITED)
                                                        AS OF       As of
                                                SEPTEMBER 30,       December 31,
                                                         2005       2004
                                                      US$'000       US$'000

ASSETS
CURRENT ASSETS
  Cash and cash equivalents                             1,658        2,230
  Accounts receivable                                  25,434       19,845
  Due from related parties                              1,281        1,218
  Inventories - Finished goods                          2,182        2,502
  Prepayment                                               72           95
  Other current assets                                    268          531
                                                 -------------  ------------

  Total current assets                                 30,895       26,421

Property, plant and equipment, net                      1,052          790
                                                 -------------  ------------

TOTAL ASSETS                                           31,947       27,211
                                                 =============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Debts maturing within one year                            -          605
  Accounts payable - Trade                              4,607        3,952
  Customer deposits for sales of equipment                 14           47
  Due to related parties                                2,040        2,183
  Taxes payable                                         7,134        6,447
  Accrued expenses and other accrued liabilities        2,045        1,243
                                                 -------------  ------------

  Total current liabilities                            15,840       14,477
                                                 -------------  ------------

COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS

STOCKHOLDERS' EQUITY
Preferred stock, US$0.001 par value, 10,000,000
  shares authorized, no shares issued                       -            -
Common stock and paid-in capital, US$0.001 par
  value:
  Authorized - 100,000,000 shares as of
    September 30, 2005 and December 31, 2004                -            -
  Issued and outstanding - 8,577,106 shares as
    of September 30, 2005 and 8,060,106 shares
    as of December 31, 2004                                 8            8
  Reserved and to be issued - Nil shares as of
    September 30, 2005 and 150,000 shares as of
    December 31, 2004                                       -            -
Dedicated reserves                                      1,642        1,642
Additional paid-in capital                              7,401        6,300
Retained earnings                                       7,056        4,784
                                                 -------------  ------------

    Total stockholders' equity                         16,107       12,734
                                                 -------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             31,947       27,211
                                                 =============  ============


TELESTONE TECHNOLOGIES CORPORATION
STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------


                                                               (UNAUDITED)
                                                        NINE MONTHS ENDED JUNE 30,
                                                        ---------------------------
                                                              2005            2004
                                                           US$'000         US$'000

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME                                                   2,272           6,335
Adjustments to reconcile net income to net cash (used
  in) provided by operating activities:
  Depreciation and amortization                                150              94
  Provision for doubtful accounts                              707               -
  Extraordinary gain                                             -          (2,773)
  Minority interests                                             -             368
  Gain on disposal of PPE                                      (66)              -
Changes in assets and liabilities:
  Accounts receivable                                       (6,296)         (8,582)
  Inventories, net                                             320           1,109
  Due from related parties                                     (63)            309

  Prepayment                                                    23            (285)
  Other current assets                                         263             (27)
  Accounts payable                                             655             891
  Due to related parties                                      (143)            398
  Customer deposits for sales of equipment                     (33)            115
  Taxes payable                                                687           1,681
  Accrued expenses and other accrued liabilities               802             236
                                                        ------------    -----------

   NET CASH USED IN OPERATING ACTIVITIES                      (722)           (131)
                                                        ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment                     (346)           (423)
                                                        ------------    -----------

   NET CASH USED IN INVESTING ACTIVITIES                      (346)           (423)
                                                        ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                             1,101               -
Borrowings of short-term debts                                   -             605
Repayment of short-term debts                                 (605)           (484)
                                                        ------------    -----------

   NET CASH PROVIDED BY FINANCING ACTIVITIES                   496             121
                                                        ------------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                     (572)           (433)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD           2,230           1,226
                                                        ------------    -----------

CASH AND CASH EQUIVALENTS, END OF THE PERIOD                 1,658             793
                                                        ============    ===========